Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Corporate Income Fund--Monthly Payment Series--303

We consent to the use in this Post-Effective Amendment No. 8 to Registration Statement No. 33-36734 of our opinion dated May 25, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
June 7, 2000